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                                                                    Exhibit 99.1
                                                                    ------------

                             [American Tower Logo]


                                                         ATC CONTACT: ANNE ALTER
      FOR IMMEDIATE RELEASE                       Director of Investor Relations
                                                      Telephone:  (617) 375-7500


      AMERICAN TOWER REAFFIRMS TOWER RENTAL AND SERVICES OUTLOOK, REVISES
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   VERESTAR OUTLOOK AND EXPECTS TO RECORD AN IMPAIRMENT CHARGE ON INVESTMENT
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BOSTON, MASSACHUSETTS - JUNE 21, 2001 - American Tower Corporation (NYSE: AMT)
today announced that it has reaffirmed its second quarter and full year 2001 Revenue and Cash Flow outlook for its tower rental and services segments and has revised its Revenue and Cash Flow outlook for Verestar and the overall Company as well as the Company's Net Loss Per Common Share outlook.

In addition, the Company expects to record an impairment charge on its preferred stock investment in US Wireless Corporation (NASDAQ: USWCE). The Company's previous 2001 outlook was included in a May 2, 2001 press release and the previous 2002 outlook was included in a February 28, 2001 press release. A "Revised 2001 Quarterly and 2001 Fiscal Year Outlook" is included in the attached exhibit, and the Company is in the process of further assessing its 2002 outlook.

American Tower's Chairman and Chief Executive Officer, Steve Dodge, stated, "Though our core tower rental and services businesses remain on plan and healthy, Verestar has experienced certain challenges assimilating its InterPacket and USEI acquisitions, resulting in revenue below our forecasted level for the current quarter and the year. The integration issues at InterPacket have been compounded by technical issues related to third party hardware in the network resulting in customer disruption and revenue loss. These hardware problems have been since corrected. Verestar has also seen a slowing in demand in specific business segments and geographies. As previously reported, Verestar also instituted tighter credit and collection policies in May which have impacted revenue projections for the year. We believe Verestar management has taken appropriate steps to address these issues and as set forth in the attached revised outlook, we expect Verestar to return to positive Cash Flow status in the third quarter 2001 and beyond. We continue to be optimistic about its long-term prospects.

"In addition, we now believe it is likely that we will record an impairment charge on our investment in US Wireless Corporation in the second quarter. The current book value of our investment is approximately $23 million. We continue to believe that the technology which US Wireless has developed and owns for both E-911 and telematics applications is well positioned to benefit from future deployments based on requirements for E-911 and demand for location based wireless services. While our ownership in US Wireless is in the form of preferred stock and we are the only preferred shareholder, US Wireless' public common equity valuation has dropped significantly, and the decline appears to be other than temporary. Accordingly, recognition of an impairment charge on the investment appears likely in our second quarter financial statements."


                                  (continued)
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Page 2 of 3


American Tower will host a conference call today, June 21, 2001, at 1:00 p.m. Eastern to discuss these items. The call will be hosted by Joe Winn, Chief Financial Officer, who will be joined by Steve Dodge, Chief Executive Officer, and other executive officers. The dial-in numbers are US: 888-276-0010, international: 612-332-1210, no access codes required. A replay of the call will be available from 5:00 p.m. Eastern Thursday, June 21, 2001 until 11:59 p.m. Eastern Thursday June 28, 2001. The replay dial-in numbers are US: 800-475-6701, and international: 320-365-3844, access code 592699. American Tower will also sponsor a live simulcast of the call on its web site at http://investor.americantower.com. A replay of the call on the web site will be available shortly after the end of the call.

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. Giving effect to pending transactions, American Tower operates approximately 14,000 sites in the United States, Mexico, Brazil and Canada, including approximately 300 broadcast tower sites. Of the 14,000 sites, approximately 13,000 are owned or leased towers and approximately 1,000 are managed and lease/sublease sites. Based in Boston, American Tower has regional hub offices in Boston, Atlanta, Chicago, Houston, San Francisco and Mexico City. For more information about American Tower Corporation and its subsidiary Verestar, Inc., please visit our web sites www.americantower.com and www.verestar.com.

This press release contains "forward looking statements" relating to projections, plans, objectives, future events or performance and underlying assumptions and other statements which are not statements of historical fact. Forward-looking statements include the information regarding our outlook for the quarterly and full-year results of operations for 2001. These forward looking statements are subject to important factors that could cause actual results to differ materially from those indicated in our forward looking statements, including: (i) a decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (ii) our substantial leverage and debt service obligations may adversely affect our operating results and our ability to make payments on our indebtedness; (iii) restrictive covenants in our credit facilities and our senior notes could adversely affect our business by limiting flexibility; (iv) build-to-suit construction projects and major acquisitions from wireless service providers increase our dependence on a limited number of customers, the loss of which could materially decrease revenue, and may also involve less favorable terms;
(vii) if we cannot successfully integrate acquired sites or businesses or mange our operations as we grow, our business will be adversely affected and our growth may decline; (viii) increasing competition in the satellite and fiber network access services market may slow Verestar's growth and adversely affect its business; (ix) expanding operations into foreign countries could lead to expropriations, government regulations, funds inaccessibility, foreign exchange exposure and management problems; and (x) a significant general slow down in the economy in 2001 could reduce consumer demand for wireless services, thereby causing providers to delay implementation of new systems and technologies, and has already harmed, and may continue to harm, the financial condition of some wireless service providers. For other important factors that may cause actual results to differ materially from those in our forward looking statements, we refer you to the information under the caption "Business - Factors That May Affect Future Results" in our Form 10-K for the year ended December 31, 2000, which we incorporate herein by reference. Forward looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward looking statements made by us.


                                  (continued)
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                                                                     Page 3 of 3
AMERICAN TOWER CORPORATION
June 21, 2001
(In Millions)

REVISED 2001 QUARTERLY AND 2001 FISCAL YEAR OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company's expectations as of June 21, 2001. Company outlook is based on assumptions about the timing of closings, the number of towers closed, the number of new builds constructed, and tenant lease-up rates. Please refer to the cautionary language included in this press release when considering this information. The Company undertakes no obligation to update this information.

"Cash flow" is defined as segment revenues less segment operating expenses before depreciation and amortization, development expense, and corporate general and administrative expense. Segment cash flow for rental and management includes interest income TV Azteca, net.

                                          Q2 2001                Q3 2001                   Q4 2001               Fiscal Year 2001
                                          Outlook                Outlook                   Outlook                   Outlook
                                          Ranges                 Ranges                    Ranges                     Ranges
                                       ---------------------------------------------------------------------------------------------

Rental and Management Revenue        $ 97   to  $  100    $  111   to  $  114       $  124   to  $  130        $  423   to   $  435
Rental and Management Cash Flow
   (includes Interest Income
   TV Azteca, net)                     53   to      57        63   to      67           72   to      79           235   to      250

Services Revenue                       98   to   S 118       115   to     140          105   to     130           425   to      495
Services Cash Flow                     12   to      16        17   to      23           15   to      20            55   to       70

Satellite and Fiber Network Access
   Services Revenue                    56   to      58        63   to      70           72   to      83           256   to      276
Satellite and Fiber Network Access
   Services Cash Flow                  (2)  to      (1)        2   to       7            6   to      15            15   to       30

Total Revenue                         251   to     276       289   to     324          301   to     343         1,104   to    1,206
Total Cash Flow                        63   to      72        82   to      97           93   to     114           305   to      350

EBITDA Excluding Development Expense   58   to      66        76   to      92           87   to     108           283   to      328

EBITDA                                 56   to      65        74   to      91           85   to     107           274   to      322

Depreciation and Amortization         107   to     105       116   to     114          127   to     125           445   to      439

Interest Expense, Net of Interest
   Income and Other(1)                 91   to      87        76   to      72           81   to      77           307   to      295

Basic and Diluted Net Loss Per
   Common Share                    $(0.58)  to  $(0.52)   $(0.52)  to  $(0.42)      $(0.54)  to  $(0.43)       $(2.03)  to   $(1.77)

Capital expenditures for the year 2001 are expected to be between $550 million and $670 million.

(1) Includes impairment charge on investment in US Wireless of approximately $22 million.

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